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                                                             Exhibit 99


                 WESTINGHOUSE COMPLETES ACQUISITION OF CBS INC.

               NEW YORK, Nov. 24 /PRNewswire/ -- Westinghouse Electric Corporation (NYSE: WX) and CBS Inc. (NYSE: CBS) today announced the completion of the acquisition of CBS and the merger of CBS with Westinghouse's Group W broadcasting operations, to be called CBS Inc.

               CBS Inc. is now a wholly-owned subsidiary of Westinghouse. The new broadcasting enterprise is the nation's largest television and radio broadcaster.

               Each outstanding share of CBS Common Stock (par value of $2.50 per share) was converted in the merger into the right to receive $82.065 in cash.

               Chemical Mellon Shareholders Services, L.L.C. has been retained by Westinghouse to serve as Paying Agent. Letters of Transmittal, together with instructions for their use, are expected to be provided promptly to CBS shareholders so that they may receive the merger consideration.

               Westinghouse Electric Corporation is a multi-industry company headquartered in Pittsburgh, PA. CBS Inc. will maintain its headquarters in New York City.

          /CONTACT: Mimi Limbach, 202-364-3808, or Gil Schwartz, 914-654-0521, both of Westinghouse/
















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